EXHIBIT 16.1

Coopers        Coopers & Lybrand L.L.P.           1999 Bryan Street
& Lybrand                                         Suite 3000
               a professional services firm       Dallas, Texas  75201

                                                  telephone (214) 754-5000
                                                  facsimile (214) 953-0669


September 30, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Box Energy Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of September 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.